UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2015

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

As previously disclosed on May 21, 2015, Cesca Therapeutics Inc. (the "Company") received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company did not comply with Nasdaq Listing Rule 5250(c)(1) because the Company had not yet filed its Form 10-Q for the period ended March 31, 2015 with the Securities and Exchange Commission.  As previously disclosed, on February 25, 2015, the Company received notice indicating the Company was not in compliance with continued listing because it had not timely filed its Form 10-Q for the quarterly period ended December 31, 2014.

On June 24, 2015, the Company received written notice from the office of Nasdaq Listings Qualifications indicating that the Company complies with Nasdaq Listing Rule 5250(c)(1) because the Company has filed its Forms 10-Q for the periods ended December 31, 2014 and March 31, 2015 with the U.S. Securities and Exchange Commission.  Accordingly, the Company has regained compliance with NASDAQ Listing Rule 5250(c)(1) and this matter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated June 25, 2015, titled "Cesca Therapeutics Announces Compliance With NASDAQ Stock Market Under Listing Rule 5250(c)(1)".

99.2	Transcript dated June 23, 2015 for conference call titled, "Third Quarter Fiscal Year 2015 Financial Results Conference Call".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

        Dated: June 29, 2015                                                                  /s/ Michael Bruch
Michael Bruch
Interim Chief Financial Officer